                                                                      EXHIBIT 15


January 7, 1998

Board of Trustees and Shareholders of
Security Capital Industrial Trust:

We are aware that Security Capital Industrial Trust has incorporated by reference in Post-Effective Amendment No. 1 to its Registration Statement on Form S-8, Security Capital Industrial Trust's consolidated financial statements for the quarter ended March 31, 1997, which includes our report dated May 2, 1997 covering the unaudited interim financial information contained therein, for the quarter ended June 30, 1997, which includes our report dated August 11, 1997 covering the unaudited interim financial information contained therein and for the quarter ended September 30, 1997, which includes our report dated November 12, 1997 covering the unaudited interim financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933 (the "Act"), those reports are not considered a part of such registration statement or a report prepared or certified by our firm within the meaning of Sections 7 and 11 the Act.

Very truly yours,

/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP